Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

 We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-165770, 333-172418, 333-180666, 333-187395, 333-194856, 333-203034, 333-204017 and 333-210418) of MaxLinear, Inc. of our report dated June 1, 2016, with respect to the abbreviated financial statements of the Wireless Infrastructure Access Line Business as of December 26, 2015 and for the year then ended, and included in this Current Report of MaxLinear, Inc. on Form 8-K/A dated June 20, 2016.

Vancouver, Canada	/s/ Ernst & Young LLP
June 20, 2016	Chartered Professional Accountants